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                                                                    EXHIBIT 10.4

                           MASTER SERVICES AGREEMENT
                                    BETWEEN
                      COSMETIC TECHNOLOGIES INTERNATIONAL
                           AND MEDICAL ALLIANCE. INC.


         AGREEMENT entered into this 3rd day of June, 1996 between Cosmetic
Technologies International,        a division of Palomar Medical Technologies,
Inc., a Delaware corporation ("CTI") located at 13 55 Stratford Court, #19, Del Mar, CA 92014 (telephone: 619/793-1109; fax: 619/793-1124), and Medical
Alliance, Inc. ("MAI") a Texas corporation, located at 8200 Springwood Drive, Suite 200, Irving, Texas 75063 (telephone: 214/432-8171; fax: 214/432-8959).

         WHEREAS, CTI provides services related to aesthetic lasers and other medical devices and makes such lasers and devices available to third parties for ultimate use in the performance of cosmetic procedures by health care professionals.

         WHEREAS, MAI is in the business of providing medical devices through specialized mobile delivery services (referred to herein as "Mobile Medical Services") which allows selected procedures to be performed by physicians or other health care professionals under the supervision of physicians. and has established a delivery network and customer base for such services; and

         WHEREAS, Spectrum Medical Technologies. Inc. ("Spectrum") has developed, in prototype, a laser device for use in hair removal. known as the Epilaser(TM) (the "Product") and has entered into an agreement with CTI pursuant to which CTI has been granted the exclusive right to market and distribute the Product to providers of Mobile Medical Services, and

         WHEREAS, CTI desires to make the Products available to MAI on an exclusive basis for mobile medical service and to provide certain other services in connection therewith; and

         WHEREAS, MAI desires to obtain the Products from CTI in order to provide services to physicians with respect to the utilization of the Products.

         NOW, THEREFORE, in consideration of the mutual covenants and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

         1.      Services Provided to MAI.

         (a) Subject to the Sections 3 and 5 below and otherwise in accordance with the terms of this Agreement. CTI will deliver Products to MAI, together with all fibres, hand pieces, and other peripherals necessary for the operation thereof, for use by MAI in the provision of Mobile Medical Services in the areas in which MAI as of the date hereof has mobile medical services established and operating as set forth on Exhibit A hereto (the "Approved Locations"). Products shall be delivered to MAI for use in the Approved Locations upon not less than sixty (60) days advance request therefor from MAI. Each Product shall be delivered by CTI pursuant a
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Products Schedule (the form of which is attached hereto as Exhibit B) and each such Products Schedule shall constitute a separate agreement between CTI and MAI (and "Products Contract") having a term of sixty (60) months as set forth in Section 9.

         (b) CTI shall be responsible for the repair and maintenance of the Products delivered to MAI pursuant to this Agreement in accordance with the provisions of the service and maintenance obligations attached hereto as Exhibit C.

         (c) CTI shall make available to MAI operation manuals, training materials, marketing information. public relations materials and other information available to CTI with respect to the use and marketing of the Products in order to permit the effective promotion of MAI's business within the Approved Locations.

         (d) CTI will pass through to MAI the standard manufacturer's warranty with respect to the Products, provided however, that nothing herein contained shall be deemed to limit the right of CTI, as the owner of the Products, to rely upon such warranty in its own right.

         (e) During the first forty eight (48) months of any Products Schedule CTI will provide to MAI the upgrades and enhancements to the Products subject to such Products Contract which are generally made available by Spectrum to its customers, up to an aggregate cost to CTI of $15,000 per Product. After the foregoing dollar limitation has been reached with respect to any Product, CTI will provide additional upgrades or enhancements only upon such terms as may be mutually acceptable to both parties. No enhancements or upgrades other than those made available at no cost to CTI will be provided during the final twelve (12) months of any Products Contract unless the parties shall have reached a mutually acceptable agreement. Notwithstanding any other provision of this Agreement, CTI reserves the right, at its own expense, at any time during the term of the Products Contract to replace Products or to install upgrades or enhancements to the extent CTI shall reasonably determine to be necessary to prevent the obsolescence of the Products.

         2. Deployment of Products by MAI. MAI shall make the Products available to its professional customers on a "fee for use" basis or on such other basis as MAI shall deem appropriate in the conduct of business, provided that in no event shall Products be placed permanently with any customer or other person. MAI agrees to use reasonable commercial efforts including the active marketing of the Products and the procedures which may be performed therewith to maximize the use of the Products within the Approved Locations. Within 15 days of the date on which MAI is notified that FDA approval of the Product has been received MAI will notify CTI of the number of Approved Locations at which it desires to deploy Products and a timetable for such deployment.

         3.      Availability of Products.         (a) CTI represents and
warrants that it has entered into an agreement with Spectrum (the "Spectrum Agreement") pursuant to which Spectrum has granted to CTI the exclusive right to market and distribute the Products for use in the provision of Mobile Medical Services. Pursuant to the Spectrum Agreement, Spectrum has also committed





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to make available to CTI, for purposes of fulfilling CTI's obligations under this Agreement, not less than twenty percent (20%) of the Products produced by Spectrum until such time as twenty four (24) Products have been made available to MAI in accordance with the provisions of this Agreement.

         (b) The parties hereto acknowledge that the Products have not yet been approved for sale by the United States Food & Drug Administration ("FDA") and that no Products are currently under commercial manufacture. CTI shall give written notice to MAI promptly following the receipt of FDA approval for the sale of the Products.

         (c) CTI hereby agrees that it will not permit any changes or modifications to be made to the Spectrum Agreement which would adversely affect in any material manner the rights granted to MAI pursuant to this Agreement, including, without limitation, changes or modifications of the indemnification provisions of the Spectrum Agreement.

         4.      Exclusivity.  Except as set forth in this Section or in
Section 5, CTI agrees, subject to the performance by MAI of its obligations under this Agreement not to knowingly sell, lease, rent or otherwise provide or make available Products to any person other than MAI for use in the Mobile Medical Services business within the United States. Except to the extent set forth in this Section or in Section 5, MAI agrees not to provide Mobile Medical Services within the United States using, or to otherwise deal in, any laser hair removal device other than the Products unless CTI fails to perform its obligations under this Agreement. Upon the expiration of this Agreement, the parties' respective rights of exclusivity hereunder shall be limited to those Approved Locations with respect to which a Products Contract remains in effect.

         5.      Additional Approved Locations and Products.

         (a) In the event that MAI desires to install Products in areas other than those Approved Locations set forth in Exhibit A, MAI shall so notify CTI. CTI will review, in consultation with MAI, the financial feasibility and business prospects of providing Products for use in such area. If such review is satisfactory to CTI, such area shall become an Approved Location within the meaning of this Agreement and CTI shall make the Products and services described in Section 1 available to MAI with respect to such Approved Location.

         (b) In the event that CTI is approached by another provider of Mobile Medical Services seeking to obtain Products for use in an area which has not yet become an Approved Location hereunder, CTI will give MAI thirty (30) days written notice of any such offer, during which period MAI may elect to become the vendor for that area as described in Section 5(a) above. Such area shall become an Approved Location within the meaning of this Agreement and CTI shall make the Products and services described in Section 1 available to MAI with respect to such Approved Location.





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         (c)     If the parties fail to reach agreement with respect to an area pursuant to either Section 5(a) or 5(b), then MAI and CTI shall each be relieved of its obligations with respect to exclusivity with respect to such area only.

         6. Mutual Marketing Assistance. CTI agrees that if it becomes aware of any potential customers who do not wish to acquire Products to be placed at a fixed location (a "Permanent Placement") it will inform such customers of the availability of MAI's mobile medical laser services as an alternative method of obtaining use of the Products. MAI agrees that it will refer to CTI any current or potential customer who desires to obtain Products on a Permanent Placement Basis.

         7. Use of Trademarks and Logos. Pursuant to the Spectrum Agreement. Spectrum has granted to CTI a non- exclusive right and license to use, and to sublicense others to use, the trademark Epilaser(TM), the trademark Lasertrolysis(TM) and such other of Spectrum's trademarks, trade names and logos as Spectrum shall determine to be advisable (the "Trademarks") for use in the advertising, promotion and sale of Mobile Medical Services. CTI hereby grants to MAI a non-exclusive, personal and non-transferable sublicense to use the Trademarks in the advertising, promotion and sale of MAI's services during the term of this Agreement and any Products Contract but only insofar as such services relate to the use of the Products and the hair removal procedures to be performed through the use of the Products. Except as provided in this Agreement, MAI shall not at any time acquire any rights in the Trademarks by virtue of any use it may make thereof, and all such uses shall inure to the benefit of CTI and Spectrum. MAI shall clearly indicate Spectrum's ownership of the Trademarks whenever the Trademarks are used by MAI. MAI shall provide to CTI for approval samples of all advertising, promotional and other literature prepared by or for MAI in which the Trademarks appear. CTI shall have the right to withhold approval of the use of such Trademarks if such use in not in compliance with the provisions of this Section or if such use, in the reasonable opinion of CTI, abrogates or diminishes the value of the Trademarks.

         8.      Fees.

         (a) MAI shall pay to CTI on the 15th day following the last day of each month an amount equal to fifty percent (50%) of the gross revenues it has been paid for procedures performed through the use of the Products during the preceding calendar month. Each party shall pay those fees and costs for which it is responsible from its share of such gross revenues. Without limiting the foregoing, MAI shall pay any taxes or other charges levied on its income, CTI shall pay any personal property taxes levied on the Products, and each party shall be responsible for the cost of the repair and maintenance obligations assumed by it under the maintenance and service obligations set forth in Exhibit C.

         (b) In consideration for the right of exclusivity herein granted, MAI agrees to pay a mum payment of $5.000 per Product per month for procedures performed through the use of Products during each month of the respective Products Contracts (the "Minimum Payment"). The Minimum Payment shall be due and payable at the time on which payments are to be made





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pursuant to Section 8(a) above.  The Minimum Payment shall be subtracted from the monthly payment due under Section 8(a) above to the extent that such monthly payment for such Product exceeds the Minimum Payment. The parties agree that with respect to all Approved Locations, whether original or additional, there shall be established under each Products Contract a ninety
(90) day ramp up period prior to the time at which the full amount of the Minimum Payment becomes payable. In the event that any Product is or becomes inoperable, through no fault of MAI, for more than twenty percent (20%) of the normal operating days during any calendar month, the Minimum Payment required with respect to such Product shall be adjusted accordingly.

         (c) MAI shall be responsible for billing all fees for procedures performed through the use of the Products and will collect payment for the full amount of such fees. MAI will record and report to CTI in the format described on Exhibit D hereto all procedures performed through the use of the Products. Such reports shall be submitted monthly via facsimile on the fifteenth (15th) day after the end of each month for procedures performed during the prior month. MAI shall maintain its books and records in accordance with generally accepted accounting principles. CTI shall have the right to audit the records of MAI. during normal business hours and upon reasonable advance notice, insofar as such records relate to procedures performed through the use of the products and the receipts of MAI with respect thereto.

         For each month during the term of this Agreement or any Products Contract, MAI will provide for each patient who has undergone a procedure using the Products, MAI's patient identity number, the description of procedures performed and the amount charged and received from each patient, by day. The information described in this Section shall be provided by the end of the fifteenth (15th) day after the end of each month.

         9. Term. This Agreement shall have a term of sixty (60) months commencing on the date on which the first Product is delivered to MAI pursuant to this Agreement. Each of the Products Contracts shall likewise have a term of sixty (60) months commencing on the date on which the Product to be provided pursuant to such Products Contract is delivered to MAI. This Agreement shall be automatically renewed for successive terms of twelve (12) months, provided that neither party shall have given notice to the other of its intention to terminate this Agreement within ninety (90) days prior to the expiration of the then current term hereof. Neither the expiration nor the renewal of this Agreement shall affect the term of any Products Contract nor shall the expiration, termination, or extension of any Products Contract affect the term of this Agreement.

         10. Insurance. (a) At all times during the term of this Agreement and any Products Contract, MAI shall maintain in effect policies of insurance with insurers reasonably acceptable to CTI as follows:

                 (i) General liability insurance in amounts not less than $1,000,000 with CTI as an additional named insured;





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                 (ii)     Insurance against theft and other casualty damage to
         the Products in an amount not less than the full replacement cost of the Products which are then in the possession of MAI with CTI as an additional named insured;

                 (iii)    Worker's compensation insurance in statutory limits;
         and

                 (iv) Automobile liability insurance in amounts not less than $500,000 for each occurrence with a combined limit of $1,000,000.

         (b) CTI represents that the Spectrum Agreement requires Spectrum to maintain product liability insurance with respect to the Products in an amount not less than $2,000,000 with MAI as an additional named insured. CTI shall ensure than such insurance is maintained during the term of this Agreement and any Products Contract.

         (c) All policies of insurance required to be maintained in accordance with the provisions of this paragraph shall provide that the insurer will give thirty (30) days prior written notice (i) to CTI with respect to the policies of insurance described in subparagraph (a) hereof and (ii) to MAI with respect to the policies of insurance described in subparagraph (b) hereof prior to any cancellation, termination or loss of any such policy.

         11.     Indemnification.

         (a) CTI hereby indemnifies MAI and agrees to defend and hold it harmless from any expense, damage, loss or cost (including reasonable attorney's fees) resulting from any claim, action or proceedings brought against MAI insofar as such claim, action or proceeding is based on or arises from the malfunction of the Products or the failure of the Products to perform as warranted except to the extent that any such claim, action or proceeding is attributable to the negligent or willful misconduct of MAI or its customers, or the failure of MAI to properly maintain the Products (to the extent that maintenance thereof is an obligation of MAI pursuant to the service and maintenance obligations set forth in Exhibit C).

         Pursuant to the Spectrum Agreement, Spectrum has agreed with CTI, upon receipt of any notice with respect to any claim, suit, or proceeding asserting that the sale, manufacture, or use of any Product manufactured or provided by Spectrum infringes a patent, copyright, or other proprietary right of a third parry, Spectrum shall, at its own expense and option, (a) settle the claim; (b) procure for CTI and its customers the right to continue use of the Product; (c) replace or modify the Product to avoid infringement; (d) defend against such claim; or (e) remove the Product. Spectrum has further agreed that should any court of competent jurisdiction hold in a final decision that the sale, manufacture, or use of such Product constitutes infringement. Spectrum shall pay to CTI any costs and damages finally awarded against it or its customers on account of such infringement, and if the use of such Product is enjoined, Spectrum shall take one more of the actions under (b), (c), or (e) above. CTI hereby indemnifies MAI with respect to the foregoing matters to the extent of the indemnification received by Spectrum.





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         (b)     MAI hereby indemnifies Spectrum and agrees to defend and hold it harmless from any expense, damage, loss or cost (including reasonable attorney's fees) resulting from any claim, action or proceedings brought against CTI or its affiliates insofar as such claim, action or proceeding is based on or arises from the negligent or willful misconduct of MAI, the failure of MAI to properly maintain the Products (to the extent that maintenance thereof is an obligation of MAI pursuant to the service and maintenance obligations set forth in Exhibit C), or any unauthorized modification made to the Products by MAI. MAI further agrees to indemnify CTI and agrees to defend and hold it harmless from any expense, damage, loss or cost (including reasonable attorney's fees) resulting from any claim. action or proceedings brought against CTI or its affiliates insofar as such claim, action or proceeding is based on or arises from the negligent or willful misconduct of MAI's customers to the extent that MAI has been indemnified by such customers. MAI represents that it has provided to CTI a copy of the standard form of indemnity which it requires from its customers and agrees that it will continue to require customers to execute such form of indemnity.

         (c) The provisions of this Section 11 shall survive the termination or expiration of this Agreement and the Products Contracts for a period of three years.

         12. Confidentiality. The parties recognize that in the performance of their obligations hereunder each of them may become privy to information which is confidential and proprietary to the disclosing party and which is not otherwise made available to the public ("Confidential Information"). Anything in this Agreement to the contrary notwithstanding, each party shall hold in a fiduciary capacity, for the benefit of the other, and shall not in any manner reveal or disclose to any third party, any confidential information which shall have been obtained or disclosed to it in connection with the performance of this Agreement. Upon termination of this Agreement, all memoranda, documents or other papers or media which describe or embody Confidential Information shall be promptly returned to the disclosing party. If any party shall be served with legal process seeking to compel the disclosure of Confidential Information, such party shall immediately inform the other of such process, but no party shall be deemed to be in violation of its obligations under this paragraph if it discloses Confidential Information under compulsion of law.

         13. Conditions to Obligations. The obligations of the parties pursuant to this Agreement are expressly subject to the completion of commercial development of the Product, the receipt of approval from the FDA with respect to the manufacture and sale thereof, and the absence of any material adverse change in the financial condition or business prospects of MAI, CTI or Spectrum. If FDA approval of the Products has not been received on or before August 15, 1996, the parties agree within a reasonable period of time thereafter to negotiate mutually acceptable modifications to this Agreement.
If the parties are unable to agree upon such modifications, this Agreement shall terminate.

         14. Non-Solicitation/Non-Competition. During the term of this Agreement and for a period of one year thereafter, all parties hereto shall refrain from hiring or soliciting for hire any employee of the other party without such party's written consent. CTI, on its own behalf





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and on behalf of its affiliates. agrees not to purchase, manage, invest in, or operate any entity which provides Mobile Medical Services during the term of this Agreement and for a period of four (4) months following the termination hereof.

         15.     Defaults.

         (a) MAI shall be in default under this Agreement and any Products Contract if it (i) fails to pay the Minimum Payment and such failure is not cured within five (5) days following written notice thereof, (ii) fails to make timely payments of any other payment as required herein or in any Products Contract and such failure is not cured within five (5) days following written notice, (iii) fails to use the Products in the manner provided herein and such failure is not cured within thirty (30) days following written notice thereof,
(iv) violates its agreement to use the Products exclusively in the Approved Locations, (v) fails to maintain insurance as herein provided, (vi) breaches any other provision hereof or of the Products Contract which breach is not cured within thirty (30) days following written notice thereof, (vii) transfers all or a substantial part of its business assets (other than as permitted pursuant to Section 25), dissolves, ceases its business operations or (viii) becomes insolvent, makes an assignment for the benefit of creditors, or files for or suffers to exist for more than thirty (30) days a petition in bankruptcy or under any other insolvency law. Any default listed above shall constitute a default only as to the Products Contracts under which such default has occurred.

         (b) CTI shall be in default if it (i) fails to provide Products or service as set forth herein and such failure is not cured within thirty (30) days following written notice thereof, (ii) violates its agreement to make the Products exclusively available to MAI for Mobile Medical Services as provided herein, (iii) fails to maintain insurance as herein provided, (iv) breaches any other provision hereof which breach is not cured within thirty (30) days following written notice thereof, (v) transfers all or a substantial part of its business assets (other than as permitted pursuant to Section 25), dissolves, ceases its business operations, or (vi) becomes insolvent, makes an assignment for the benefit of creditors, or files for or suffers to exist for more than thirty (30) days a petition in bankruptcy or under any other insolvency law. Any default listed above shall constitute a default only as to the Products Contract under which such default has occurred.

         16.     Effect of Default or Expiration.

         (a) Upon default by MAI of Section 15(a), CTI may require MAI, at the election of MAI, to either (i) terminate the Products Contract with respect to which such default has occurred and surrender possession of the Products subject thereto and MAI shall be prohibited from using any laser hair removal device within the Approved Location covered by such Products Contract for a period of one year or (ii) purchase the Product at an amount equal to the value of the revenues to be received by CTI during the remaining term of the Products Contract discounted to present value. In all such events the exclusivity provisions of this Agreement shall cease as to a particular Approved Location upon default of Section 15(a)(i) or (ii) and as to the entirety of the United States upon default of any other clause of Section 15(a).





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         (b)     Upon default by CTI of Section 15(b) MAI may require CTI, at the election of CTI, to either (i) terminate the Products Contract with respect to which such default has occurred and accept return of the Products subject thereto and CTI shall be prohibited from placing Products with any other provider of Mobile Medical Services within the Approved Location covered by such Products Contract for a period of one year or (ii) sell the Product to MAI at an amount equal to twenty five percent (25%) of the original retail price of the Product. In all such events the exclusivity provisions of this Agreement shall cease as to a particular Approved Location upon default of Section 15(b)(i) and as to the entirety of the United States upon default of any other clause of Section 15(b).

         (c) Upon the expiration of any Products Contract without renewal or extension, MAI shall either (i) return to CTI the Products subject thereto or purchase the Product at an amount equal to the then fair market value of the Product as determined by an independent third party mutually agreed to by MAI and CTI.

         17. Title. MAI shall have no right, title or interest in the Products, except as expressly set forth in this Agreement unless MAI shall have purchased such Products. All Products shall remain personal property and the title thereto shall at all times remain in CTI exclusively. All documents of title and evidences of delivery shall be delivered to CTI. MAI will not change or remove any insignia or lettering which is on the Products at the time of delivery thereof or which is thereafter placed thereon indicating CTI's ownership or interest therein, and will at any time during the term of any rental agreement. upon request of CTI, allow CTI to affix to the Products in a prominent place, labels, plates or other markings supplied by CTI stating that the Products are owned by CTI. Upon the execution of each Products Contract, MAI shall execute a UCC Form-1 Financing Statement constituting a so-called "notice filing" to be filed or recorded and refiled and re-recorded with such public records as CTI may determine. MAI shall not move the Products from the jurisdiction in which the Products are to be placed pursuant to the Products Contract without CTI's prior written consent. Upon any such removal, MAI shall execute and deliver such additional notice filings as shall be requested by CTI. MAI shall at its own expense protect and defend CTI's title against all persons claiming against or through MAI, at all times keeping the Products free from any legal process or encumbrances whatsoever, including, but not limited to, liens, attachments, levies and executions. and shall give CTI immediate written notice of any such legal process or encumbrance and shall indemnify CTI from any loss caused thereby.

         18.     Limitation of Liability.

         (a) Except for the Manufacturer's warranty made available to MAI pursuant to this Agreement. and CTI's obligations to repair and maintain the Products as set forth in the service and maintenance obligations set forth in Exhibit C, and any other obligations expressly assumed by CTI hereunder, CTI MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER CONCERNING THE EQUIPMENT WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR CAPACITY OR DURABILITY FOR ANY





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PARTICULAR PURPOSE.  THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE
EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO ANY SPECIFICATIONS, CONDITIONS OR WARRANTIES MADE BY THE MANUFACTURER, AND EXPRESSLY DISCLAIMS THE SAME. CTI SHALL HAVE NO LIABILITY TO MAI FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE, CONTRACT OR OTHERWISE, MAI HAVING AGREED TO LOOK ONLY TO THE MANUFACTURER WITH RESPECT TO ANY SUCH CLAIMS.

         (b) After delivery of the Products to MAI, MAI shall bear the entire risk of loss with respect to any damage, destruction, loss, theft, or governmental taking of any Products (herein "Loss or Damage"). MAI shall promptly notify CTI of any Loss or Damage and to the extent that the proceeds of insurance with respect to the affected Products shall be less than the full replacement cost thereof shall promptly pay to CTI any difference between the proceeds of such insurance and such replacement cost. CTI and MAI agree that to the extent income or revenue is lost or foregone because equipment is inoperable, CTI and MAI will, except as specifically provided herein, each bear its own cost and damages and not seek monetary recovery from the other with respect thereto, and neither CTI nor MAI shall have any liability to the other for any indirect, incidental, or consequential damages with respect to any breach of this Agreement.

         19.     Maintenance, Repair and Use.

         (a) CTI shall be responsible for the repair and maintenance of the Products, including any fibers, hand pieces or other peripherals as well as service charges, travel and shipping associated therewith to the extent set forth in service and maintenance obligations set forth in Exhibit C. To the extent that repairs not covered by the manufacturer's warranty or the service and maintenance obligations of CTI as set forth in Exhibit C is required by reason of damage to the Products caused by MAI or its customers, MAI shall be responsible, at its own expense, for the cost of service and repair of the Products. MAI shall protect the Products from deterioration, other than normal wear and tear, shall use the Products in the regular course of its business only, within its normal capacity, without abuse and in the manner specified in writing by the manufacturer, shall not make any modification, alteration or addition to the Products (other than normal operating accessories or controls) without the consent of CTI.

         (b) The Products shall be used by MAI only in accordance with manufacturer's written instructions and MAI shall perform such routine calibrations and testing and day to day maintenance of the Products as may be required under such instructions to maintain the Products in first class operating condition. MAI recognizes that the Products are designed to be moveable under normal circumstances but are not specifically designed to withstand rough handling. MAI shall perform such additional calibration or retesting as may be necessary and as are outlined by the Manufacturer to ensure proper functioning of the equipment in a mobile environment.





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         (c)     The Products shall be used by MAI only in accordance with
applicable federal laws and the laws of each jurisdiction in which the Products are to be used. MAI shall not modify the Products, allow repair or maintenance functions to be performed by unauthorized personnel or take any action which would void the warranty or the obligation of CTI to provide service and maintenance in accordance with Exhibit C. MAI shall not make any representation with respect to the use or capability of the Products other than as set forth in the manufacturer's literature with respect to the Products.
MAI shall not allow the Products to be used or operated by any person other than a properly trained and licensed practitioner or, to the extent permissible under local law, under the direct supervision of a properly trained and licensed practitioner, it being understood by all parties hereto that neither MAI not CTI is engaged in the practice of medicine.

         (d) MAI shall not so affix the Products to realty so as to change its nature to real property. MAI agrees that the Products shall remain personal property at all times regardless of how attached or installed. All modifications, repairs, alterations, additions, operating accessories and controls shall accrue to the Products and become the property of CTI. MM agrees to make the Products available to CTI upon reasonable request for inspection, repair and maintenance at locations reasonably convenient to both MAI and CTI.

         20. Authority. MAI and CTI each warrants that the execution of this Agreement and of each Products Contract have been and will be duly authorized. MAI and CTI each further warrants that no provision herein is inconsistent with its charter, by-laws or any loan or credit agreement or other instrument to which it is a party or by which it or its property may be bound or affected.

         21. Surrender of Equipment. At the expiration of the term or upon termination of each Products Contract. MAI shall to the extent that Products are not purchased by MAI deliver the Products to CTI (at the location designated by CTI and reasonably convenient to both parties) in the same condition as received less normal wear.

         22. Amendments. This Agreement, the exhibits attached hereto and the Products Contracts constitute the entire agreement between CTI and MAI and may not be contradicted by evidence of prior, contemporaneous or subsequent oral discussions, negotiations or agreements of any kind. This Agreement and Product Contracts may be amended only by a written instrument signed by CTI and MAI.

         23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         24. Independent Contractor Status. The relationship of the parties hereunder is that of independent contractors, and nothing herein contained shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto.





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
         25. Assignment. CTI shall not assign this Agreement, the Products Contracts or any rights hereunder or thereunder or delegate any of its obligations to any third party, provided, however, that (i) the service and maintenance obligations of CTI may be performed by the Manufacturer or a service provider selected by CTI, (ii) CTI may assign such of its rights under this Agreement or the Products Contracts as may be necessary in order to enable CTI to obtain financing with respect to its business operations, and (iii) CTI may assign this Agreement and the Products Contracts to an affiliate reasonably acceptable to MAI. MAI shall not assign this Agreement, the Products Contracts or any rights hereunder or thereunder or delegate any of its obligations to any third party, provided, however, that MAI may assign its rights and obligations hereunder or under the Products Contracts to an entity affiliated with it or to a successor entity which is reasonably acceptable to CTI. A consolidation or merger of a party hereto shall constitute an assignment pursuant to this Section. For purposes of this Section. the parties shall be entitled to consider the financial condition, business prospects and the nature of the business conducted by any proposed assignee in making a determination as to whether such assignee is reasonably acceptable. No consent requested hereunder shall be unreasonably withheld or delayed. No such assignment shall relieve the assignor of any liability with respect to its obligations hereunder and any assignee, legal representative or successor in interest of any party shall be bound by the provisions of this Agreement.

         26. Notices. All notices required or permitted hereunder shall be sent in writing by certified mail, return receipt requested, by express mail service or by telecopier (with answerback confirmation and hard copy mailed within twenty four hours), addressed to the parties at the addresses set forth in the preamble hereto, in each case, to the attention of the president.
Either party may designate a different address or person at which or to whom notice is required to be delivered by notice given in accordance with the provisions of this section.

         27. Waiver. The provisions of this Agreement and the Products Contracts may be waived only by written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such waiver is sought. The failure of either party to assert any claim or right against the other party regarding its obligations hereunder, in any one or more instances, shall not constitute a waiver of such claim or right with respect to the future performance of such obligations under this Agreement.

         28. Severability. If any of the provisions of this Agreement or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, provided that the essential purpose of this Agreement shall not have been frustrated by such invalid or unenforceable provision.





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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, as of the date and year first above written.


COSMETIC TECHNOLOGIES INTERNATIONAL        MEDICAL ALLIANCE, INC.
a division of Palomar Medical
Technologies, Inc.


By:                                        By:  /s/ Paul Herchman
   ---------------------------------       -----------------------------------





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                                LIST OF EXHIBITS


A.  Approved Locations
B.  Form of Equipment Schedule
C.  Service and Maintenance Obligations of CTI
D.  Reporting Requirements





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